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                                                                      Exhibit 21


                              LIST OF SUBSIDIARIES


Name of Subsidiary                                         Jurisdiction of Incorporation
------------------                                         -----------------------------
Maxim Integrated Products                                  England
     UK Limited

Maxim GmbH                                                 Germany

Maxim SARL                                                 France

Maxim Japan Co., Ltd.                                      Japan

Maxim Integrated Products Korea, Inc.                      Korea

Maxim Phil. Assembly Corporation                           Philippines

Maxim Phil. Operating Corporation                          Philippines

Maxim Phil. Holding Corporation                            Philippines

Maxim Phil. Land Corporation *                             Philippines

    * This Subsidiary is 40% owned by the Registrant.

Maxim Integrated Products                                  Switzerland
     Switzerland AG

Maxim Integrated Products                                  Thailand
     (Thailand) Co., Ltd.

Maxim Distribution Inc.                                    United States

Maxim International Inc.                                   Virgin Islands